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                                                                       Exhibit 5



                                 June 30, 2003


Securities and Exchange Commission
450 Fifth Street, N:W.
Judiciary Square
Washington, DC 20549

               Re. First BanCorp. Form S-8 Registration Statement

Ladies and Gentlemen:

     We are counsel to First BanCorp. (the "Company") and have acted as counsel to the Company in connection with the filing by the Company on or about June 30, 2003 of its registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933 (the "Act") and the rules and regulations promulgated thereunder (the "Rules and Regulations"). The Registration Statement relates to two hundred and fifty thousand (250,000) shares of the common stock, par value $1 per share of the Company (the "Company Stock"), which may be allocated to the accounts of eligible employees participating in the FirstBank 401(k) Retirement Plan for Residents of Puerto Rico (the "Plan") of FirstBank Puerto Rico, a wholly-owned subsidiary of the Company, and interests therein.

     This opinion, given as of the date hereof, is based upon facts and conditions presently known and laws and regulations presently in effect, and is being delivered pursuant to Item 601 of Regulation S-K under the Act as required by Item 8 of the Registration Statement.


     As counsel of the Company and in rendering this opinion we have examined the Plan documents and other related written documentation as we have deemed necessary or appropriate to provide a basis for the opinion set forth below. In our examination, we have assumed the conformity to original documents submitted to us as photostatic copies, the





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Securities and Exchange Commission
June 30, 2003
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genuineness of all signatures and the taking of all appropriate or required corporate action in relation with the Plan.

     On the basis of the foregoing, we are of the opinion that the provisions of the written documents constituting the Plan are in compliance with the requirements of Title I of the Employee Retirement Income Security Act of 1974, as amended, pertaining to such provisions.

     We are members of the bar of the Commonwealth of Puerto Rico and the opinion set forth herein is limited to matters governed by the Federal laws of the United States of America. This opinion is being furnished to you solely for your benefit in connection with the filing of the Registration Statement pursuant to the Act and the Rules and Regulations and is not to be used, circulated, quoted, relied upon or otherwise referred to for any other purpose, without our prior written consent.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this opinion under the caption "Legal Opinions" therein. This consent is not to be construed as an admission that we are within the category of persons whose consent is required under
Section 7(a) of the Act or the Rules and Regulations.

                                       Very truly yours,

                                       Fiddler, Gonzalez & Rodriguez, P.S.C.